                                  SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                             (Amendment No. _____)

Filed by the Registrant  [ X ]
Filed by a Party other than the Registrant  [  ]

[    ]   Preliminary Proxy Statement           [   ]   CONFIDENTIAL, FOR USE OF
[  X ]   Definitive Proxy Statement                    THE COMMISSION ONLY (AS
                                                       PERMITTED BY RULE
                                                       14a-6(e)(2)



[    ]   Definitive Additional Materials
[    ]   Soliciting Material Pursuant to Section 240.14a-11(c) or Section
         240.14a-12

                          MANAGED CARE SOLUTIONS, INC.
                (Name of Registrant as Specified In Its Charter)

                          MANAGED CARE SOLUTIONS, INC.
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box): [ X ] $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2) or item 22(a)(2) of Schedule
14A. [ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3). [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

         1) Title of each class of securities to which transaction applies:

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         2)   Aggregate number of securities to which transaction
              applies:

              -----------------------------------------------------------------

         3) Per unit price or other underlying value of transaction computed pursuant to Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

              -----------------------------------------------------------------

         4)   Proposed maximum aggregate value of transaction:

              -----------------------------------------------------------------

         5)   Total fee paid:

              -----------------------------------------------------------------

[    ]   Fee paid previously with preliminary materials.

[    ]   Check box if any part of the fee is offset as provided by Exchange
         Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)   Amount Previously Paid:

              -----------------------------------------------------------------

         2)   Form, Schedule or Registration Statement No.:

              -----------------------------------------------------------------

         3)   Filing Party:

              -----------------------------------------------------------------

         4)   Date Filed:

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
                             MANAGED CARE SOLUTIONS, INC.

                              NOTICE OF ANNUAL MEETING

                                   OF STOCKHOLDERS

                                   DECEMBER 6, 1996

         You are cordially invited to attend the Annual Meeting of Stockholders of Managed Care Solutions, Inc. (the "Company") which will be held at the Sheraton Crescent Hotel, 2620 West Dunlap Avenue, Phoenix, Arizona, on Friday, December 6, 1996, at 8:00 a.m., Mountain Time, for the following purposes:

         1.       To elect directors;

         2. To consider and vote upon a proposal to approve and adopt the Company's 1996 Stock Option Plan, as Amended;

         3. To consider and vote upon a proposal to approve and adopt the Company's 1996 Non-Employee Director Stock Option Plan;

         4. To consider and vote upon a proposal to approve and adopt the Company's Employee Stock Purchase Plan; and

         5. To transact such other business as may properly come before the meeting.

         Only stockholders of record at the close of business on October 25, 1996 are entitled to vote at the Annual Meeting or any adjournment thereof.

         A Proxy Statement and a proxy card solicited by the Board of Directors are enclosed herewith. The Proxy Statement should be read carefully. It is important that your shares be represented at the Annual Meeting regardless of the size of your holdings. Whether or not you intend to be present at the meeting in person, we urge you to please mark, date and sign the enclosed proxy card and return it in the envelope provided for that purpose, which does not require postage if mailed in the United States. If you attend the meeting, you may, if you wish, withdraw your proxy and vote in person.

                                                         William G. Brown

                                                         Secretary

Phoenix, Arizona
November 1, 1996

                          MANAGED CARE SOLUTIONS, INC.

                                 PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS

                                DECEMBER 6, 1996

         This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Managed Care Solutions, Inc. (the "Company") of proxies for use at the Annual Meeting of Stockholders of the Company to be held at the Sheraton Crescent Hotel, 2620 West Dunlap Avenue, Phoenix, Arizona, 8:00 a.m., Mountain Time, on Friday, December 6, 1996, and at any adjournment thereof.

         Proxies properly executed and returned in a timely manner will be voted at the Annual Meeting in accordance with the directions specified therein. If no direction is indicated, they will be voted for the election of the nominees named herein as directors; for the proposal to approve the Company's 1996 Stock Option Plan, as Amended; for the proposal to approve the Company's 1996 Non-Employee Director Stock Option Plan; for the proposal to approve the Company's Employee Stock Purchase Plan; and, on other matters properly presented for a vote, in accordance with the judgment of the persons acting under the proxies. Any stockholder giving a proxy has the power to revoke it any time before it is voted, either in person at the meeting, by written notice to the Secretary of the Company, or by delivery of a later-dated proxy.

         The Company's executive offices are located at 2510 West Dunlap Avenue, Suite 100, Phoenix, Arizona 85021 and its telephone number is 602-943-5660. Proxy materials are being mailed to stockholders beginning on or about November 1, 1996.

                      SHARES OUTSTANDING AND VOTING RIGHTS

         Only stockholders of record at the close of business on October 25, 1996, are entitled to vote at the Annual Meeting. The only voting stock of the Company outstanding are its Common Stock, of which 4,364,712 shares were outstanding at the close of business on October 25, 1996, and its Voting Preferred Stock, $1,000 par value per share, of which 6.85 shares (representing 100,667 votes) are outstanding (all of which are owned by Richard C. Jelinek, Chairman of the Company). Each share of Common Stock issued and outstanding is entitled to one vote. With respect to the proposals to approve the 1996 Stock Option Plan, as Amended, the 1996 Non-Employee Director Stock Option Plan, and the Employee Stock Purchase Plan, an abstention will have the effect of a vote against such proposal, and non-voted shares will have no effect on the approval of such proposal (assuming the presence of a quorum). Votes will be tabulated, using an automated scanner, by the inspectors of election appointed by the Company.

                                     HISTORY

         The Company as it presently exists is the result of a spinoff and subsequent merger transactions which occurred on March 1, 1996. Prior to March 1, 1996 the Company was named Medicus Systems Corporation (the "Predecessor Corporation"). On March 1, 1996, all of the assets of the Predecessor Corporation, other than those related to its managed care business, were transferred to a wholly owned subsidiary of the Predecessor Corporation, and all of the shares of that company, then named Medicus Systems Corporation ("Medicus"), were distributed (the "Distribution") on a share-for-share basis to stockholders of the Predecessor Corporation. Immediately after the Distribution, the Company, which then consisted only of the managed care business of the Predecessor Corporation, effected a one-for-three reverse stock split. Also on March 1, 1996, immediately after the reverse stock split, the Company acquired three Arizona corporations engaged in the managed care business through merger transactions (the "Mergers") pursuant to which each of the Arizona corporations (Managed Care Solutions, Inc., now named Managed Care Solutions of Arizona, Inc. ("MCSAZ"), Ventana Health Systems, Inc. ("Ventana") and Arizona Health Concepts, Inc. ("AHC")) became a wholly owned subsidiary of the Company, and the Company's name was changed to Managed Care Solutions, Inc.

                      COMMON STOCK OWNERSHIP BY MANAGEMENT

         The following table sets forth, as of May 31, 1996, certain information regarding the beneficial ownership of Common Stock by each of the Company's directors and executive officers named in the Summary Compensation Table and by all directors and executive officers of the Company as a group, and by each person known by the Company to be the beneficial owner of 5 percent or more of the outstanding Company Common Stock.

                                           SHARES              PERCENT OF
                  NAME(1)           BENEFICIALLY OWNED       COMMON STOCK
                  ----              ------------------       ------------


Blaine Bergeson ....................         204,890             4.7%
James A. Burns .....................         205,590             4.7%
Henry Kaldenbaugh ..................         567,454            13.0%
John Lingenfelter ..................         573,654            13.1%
Richard C. Jelinek(2) ..............         664,900            15.2%
William G. Brown ...................          38,760            *
Risa Lavizzo-Mourey ................              --            --
Walter J. McNerney .................          36,876            *
Geralde Curtis(3) ..................         582,654            13.3%
Patrick C. Sommers .................              --            --
Susan P. Dowell ....................              --            --
Frank A. Pierce ....................              --            --
Jerry L. Witherspoon ...............          10,000 (5)         *
Stephens Inc.(4) ...................         218,167             5.0%
All directors and executive officers
   as a group (9 persons)(2)(3) ....       2,292,124 (5)        52.4%


(1) The address of all of the persons named or identified above, except for Stephens Inc., is c/o Managed Care Solutions, Inc., 2510 West Dunlap Avenue, Suite 100, Phoenix, Arizona 85021.

(2)      Includes 33,333 shares owned by Mr. Jelinek's wife.

(3)      Includes 2,100 shares owned by Ms. Curtis' children.

(4) Represents shares as of February 12, 1996, as reported on Schedule 13G, Amendment No. 3. Stephens Inc. disclaims beneficial ownership with respect to all of the shares for all purposes other than for reporting purposes on Schedule 13G. These shares are shares over which Stephens Inc.'s investment adviser division, Stephens Capital Management ("SCM") has or shares voting and dispositive power with respect to discretionary accounts of customers of SCM. The address of Stephens Inc. is 111 Center Street, Little Rock, Arkansas 72201.

(5) Includes 10,000 shares covered by outstanding stock options held by Mr. Witherspoon and exercisable within 60 days of May 31, 1996.

         The Company's Certificate of Incorporation authorizes 6.85 shares of Voting Preferred Stock, $1,000 par value, all of which are outstanding, as described below. Until May 31, 1998, the Voting Preferred Stock is entitled to 14,667 votes per share. After May 31, 1998, the Voting Preferred Stock has 220 votes per share. Richard C. Jelinek, Chairman and a director of the Company, who owns 15.2% of the Common Stock outstanding, owns all of the authorized and outstanding Voting Preferred Stock (representing 100,667 votes).

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Richard C. Jelinek failed to timely file a Form 5 with respect to four gifts of an aggregate of 50,000 shares of Predecessor Corporation Common Stock during the fiscal year ended May 31, 1996.

                              ELECTION OF DIRECTORS

         Seven directors are to be elected at the Annual Meeting. The persons named below have been designated by the Board of Directors as nominees for election as directors, for terms expiring at the Annual Meeting of Stockholders in 1997. All nominees are currently serving as directors.

         Unless authority is withheld, signed proxies which are returned in a timely manner will be voted for the election of the seven nominees for director, provided that if any of such nominees should be unable to serve by virtue of an unexpected occurrence, the proxies will be voted for such other person or persons as will be determined by the holders of the proxies in their discretion. Nominees receiving a plurality of the votes of the shares present or represented by proxy at the Annual Meeting and entitled to vote will be elected as directors.

         Biographical information concerning the seven nominees is presented below.

         Richard C. Jelinek, age 59, Chairman of the Board of the Company, was co-founder of the predecessor of the Predecessor Corporation in 1969 and served as Chief Executive Officer of the Predecessor Corporation since its incorporation in December 1984 until February 1996. From 1983 to 1985 he was also Chairman of the Board and Chief Executive Officer of Mediflex Systems Corporation. Prior to founding the predecessor of the Predecessor Corporation, Mr. Jelinek was Associate Professor of Industrial Engineering and Hospital Administration and Director, Systems Engineering Group, Bureau of Hospital Administration at The University of Michigan. He has a Ph.D. in Industrial Engineering from The University of Michigan. Mr. Jelinek also serves as a director of Medicus and Spectra Medical Systems, Inc. He has been a director of the Predecessor Corporation since its incorporation in 1984 and of the Company and Medicus since the Distribution and Mergers.

         William G. Brown, age 54, is a partner of Bell, Boyd & Lloyd, Chicago, Illinois, counsel to the Company, and has been Secretary and a director of the Predecessor Corporation since its incorporation in December 1984 and of the Company and Medicus since the Distribution and Mergers. Mr. Brown is also a director of MYR Group, Inc., Dovenmuehle Mortgage, Inc. and CFC International, Inc.

         Risa Lavizzo-Mourey, age 42, is the Class of 1970 Associate Professor of Medicine and Health Care Systems at the University of Pennsylvania and a board certified Internist and Geriatrician. Dr. Lavizzo-Mourey earned her medical degree at Harvard Medical School followed by a Masters of Business Administration at the University of Pennsylvania's Wharton School. After completing a residency in internal medicine at Brigham and Women's Hospital in Boston, Massachusetts, she was a Robert Wood Johnson Clinical Scholar at the University of Pennsylvania. She also held faculty appointments at the Harvard Medical School and Temple University Medical School. Dr. Lavizzo-Mourey has served on numerous Federal advisory committees, including the White House Task Force on Health Care Reform where she co-chaired the Working Group on Quality of Care. She continues to be a consultant to the White House on Health Care Policy. Dr. Lavizzo-Mourey joined the Predecessor Corporation Board in April 1994 and has served as a director of the Company and Medicus since the Distribution and Mergers.

         Walter J. McNerney, age 70, is the Herman Smith Professor of Health Policy at the J.L. Kellogg Graduate School of Management, Northwestern University and Chairman of Walter J. McNerney and Associates. From 1978 to 1981, Mr. McNerney was national President of the Blue Cross and Blue Shield Association. Mr. McNerney is Chairman of the Board of McNerney Heintz, Inc. He is also Chairman of the Board of American Health Properties, Inc. and a director of Hanger Orthopaedic Group, Inc., The Hospital Fund, Inc., Hospital Research and Educational Trust, Institute for the Future, Institute of Physician Management Relations, National Executive Service Corps., Osteotech Inc., The Stanley Works, Inc., Value Health, Inc. and Ventritex. He was first elected a director of the Predecessor Corporation in 1985 and has served as a director of the Company and Medicus since the Distribution and Mergers and served as Chairman of the Company from March 1, 1996 until July 1, 1996.

         James A. Burns, 54, has been Vice Chairman of the Company since the Mergers and became Chief Executive Officer and President on August 13, 1996. Prior to that, he was President of MCSAZ since 1992.

Previously, he served as President of Med*Star Management Corporation from 1990 through 1992, as Senior Vice President of Health Management Associates, Inc. from 1987 through 1990 and as Executive Vice President of Lincoln National Health Plan from 1984 through 1987.

         Henry Kaldenbaugh, M.D., 51, is a founder of Ventana, AHC and MCSAZ, and has been a director of the Company since the Mergers. He has been an officer and board member of Ventana and AHC since their inception and of MCSAZ since 1993. He has had a family medicine and pediatric practice in northern Arizona since 1977. Dr. Kaldenbaugh is board certified in pediatrics and quality assurance and utilization and review. Dr. Kaldenbaugh served as medical director of AHC from 1992 to the present and has been an officer or director of MCSAZ, AHC and Ventana since their inception. He served as Administrative Medical Director for Health Management Associates, Inc. from 1990 through 1991, for Northern Arizona Family Health Plan from 1988 through 1991, and for the Arbors Nursing Facility from 1984 through 1987. Dr. Kaldenbaugh received his medical degree from Baylor University.

         John Lingenfelter, M.D., 68, is a founder of Ventana, AHC and MCSAZ, and has been a director of the Company since the Mergers. He has been an officer and board member of Ventana and AHC since their inception and of MCSAZ since 1993. Dr. Lingenfelter has engaged in the general practice of medicine in Kingman, Arizona since 1961. He served as Mohave County, Arizona Health Director from 1966 until 1982, Assistant County Medical Examiner from 1986 until 1987, Hospital District Board Trustee from 1988 to the present and has been Medical Director of the Kingman Health Care Center from 1985 to the present. Dr. Lingenfelter received his medical degree from the University of Iowa.

                      MEETINGS AND COMMITTEES OF THE BOARD

         During the fiscal year ended May 31, 1996, the Board of Directors held eight meetings (six of which were meetings of the Predecessor Corporation Board of Directors and two of which occurred after the Distribution and Mergers). No director attended fewer than three-fourths of the aggregate number of meetings of the Board and of the committees described below on which he or she served during the past fiscal year, except that Jon Jacoby, a director of the Predecessor Corporation, failed to attend two meetings of the Predecessor Corporation Board of Directors. The Board has designated an Audit Committee, whose functions include making recommendations to the Board on the selection and retention of the Company's auditors, a Compensation Committee, whose functions include making recommendations to the Board regarding the salaries and bonuses to be paid, and a Stock Option Committee, whose functions include granting options under, and administering, the Company's stock option plans. William Brown, Richard Jelinek, Henry Kaldenbaugh and Risa Lavizzo-Mourey are currently the members of the Audit Committee; Mr. Brown, Walter McNerney, Dr. Kaldenbaugh and John Lingenfelter are currently the members of the Compensation Committee; and Mr. Jelinek and Dr. Lavizzo-Mourey are currently the members of the Stock Option Committee. During the fiscal year ended May 31, 1996, the Compensation Committee met two times, the Stock Option Committee met two times and the Audit Committee did not meet. Prior to the Distribution and Mergers, the Audit Committee of the Predecessor Corporation consisted of Mr. Brown and Jon Jacoby, and met two times, and the Predecessor Corporation had a single Compensation and Stock Option Committee, consisting of Mr. Brown, Mr. McNerney and Gail Warden, which met five times.

                                  COMPENSATION

         Set forth below is information concerning the executive officers of the Company as of May 31, 1996, as well as certain officers of the Predecessor Corporation. The information provided for Mr. Jelinek, Patrick C. Sommers, Susan
P. Dowell and Frank A. Pierce reflects compensation received through February 29, 1996, the last day on which they served as officers of the Predecessor Corporation. Mr. Sommers became an employee of Predecessor Corporation on February 28, 1996. Information for James Burns, Blaine Bergeson and Jerry Witherspoon, who became executive officers of the Company on March 1, 1996, the effective date of the Mergers, includes compensation they received from MCSAZ prior to the Mergers during the fiscal year ended May 31, 1996.

                           SUMMARY COMPENSATION TABLE

                                                                                            LONG-TERM
                                                     ANNUAL COMPENSATION                  COMPENSATION
                                             ---------------------------------------      ------------
                                                                                             AWARDS
                                                                                             ------
                                                                            OTHER          SECURITIES
                                                                           ANNUAL          UNDERLYING       ALL OTHER
 NAME AND PRINCIPAL            FISCAL        SALARY         BONUS       COMPENSATION      OPTIONS/SARS    COMPENSATION
    POSITION (1)                YEAR           ($)           ($)             ($)               (#)           ($) (2)
-------------------            ------         -----         -----           -----             -----         --------
James A. Burns
  Vice Chairman                   1996        162,319         75,000            --          150,000           1,568

Blaine Bergeson
  Chief Executive Officer         1996        162,319         75,000            --          150,000           1,334

Richard C. Jelinek
  Chairman/C.E.O                  1996        176,042             --            --            5,000           4,620
  Chairman/C.E.O                  1995        228,420             --            --            5,000           4,620
  Chairman/C.E.O                  1994        211,888         45,000            --               --             375

Patrick C. Sommers
  Chief Executive Officer         1996             --             --            --          350,000 (4)          --

Susan P. Dowell
  Executive Vice
    President                     1996        187,688             --            --               --           3,465
  Executive Vice
    President                     1995        168,438             --            --           20,000           3,885
  Executive Vice
    President                     1994        156,250         34,750            --               --             375

Frank A. Pierce

  Senior Vice President           1996        112,438         70,000            --           20,000 (4)       4,340
  Senior Vice President           1995        142,916         70,000            --           76,667 (3)(4)    1,697
  Senior Vice President           1994          3,141             --            --           76,667 (3)(4)       --

Jerry L. Witherspoon
  Chief Information Officer       1996        111,154         10,102            --           50,000              --


(1) Includes each person who served as the Chief Executive Officer during the most recent fiscal year and the other most highly compensated executive officers as measured by salary and bonus meeting the disclosure threshold requirements pursuant to Item 402 of S.E.C. Regulation S-K.

(2) The Predecessor Corporation had a contributory retirement savings plan which covers eligible employees who qualify as to age and length of service. Participants may contribute 2% to 15% of their salaries, subject to maximum contribution limitations imposed by the Internal Revenue Service. The amounts shown for Mr. Jelinek, Ms. Dowell and Mr. Pierce represent Predecessor Corporation contributions to the accounts of those individuals under such plan. The amounts shown for Mr. Burns and Mr. Bergeson include term life insurance premiums of $1,140 each and split dollar insurance premiums of $428 for Mr. Burns and $194 for Mr. Bergeson.

(3) The options shown as granted in fiscal 1995 to Mr. Pierce reflect the repricing of the options originally granted in fiscal 1994.

(4) Options shown for Mr. Jelinek, Ms. Dowell and Mr. Pierce were granted by the Predecessor Corporation and were assumed by Medicus at the time of the Distribution. As a result, such options are not exercisable with respect to Company Common Stock.

OPTION/SAR  GRANTS  TABLE

         The following table provides information on stock options granted to the named executive officers during fiscal year 1996. The potential realizable value of each grant of options was determined assuming that the market price of the underlying security appreciates in value from the date of grant to the end of the option term at annualized rates of 5% and 10% as required pursuant to
Item 402 of S.E.C. Regulation S-K.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                                              POTENTIAL REALIZABLE
                                                                                               VALUE AT ASSUMED
                                                                                              ANNUAL RATES OF STOCK
                                                                                             PRICE APPRECIATION FOR
                                             INDIVIDUAL GRANTS                                 10-YEAR OPTION TERM
                         ----------------------------------------------------------          ---------------------
                         NUMBER OF         % OF TOTAL
                         SECURITIES       OPTIONS/SARS
                         UNDERLYING        GRANTED TO       EXERCISE
                        OPTIONS/SARS      EMPLOYEES IN       OR BASE     EXPIRATION            5%(2)        10%(2)
    NAME               GRANTED (#)(1)      FISCAL YEAR    PRICE ($/SH)      DATE                ($)           ($)
-------------          --------------     -------------   ------------     ------              -----         ----
James A. Burns            150,000              19.7             3.25         3/01/06           306,586       776,949
Blaine Bergeson           150,000              19.7             3.25         3/01/06           306,586       776,949
Richard C. Jelinek (3)      5,000              (3)              7.605        2/27/06            23,914        60,602
Frank A. Pierce (3)        20,000              (3)              6.825        7/28/95            85,844       217,546
Susan P. Dowell                 -               -              -               -

Patrick C. Sommers (3)    350,000              (3)              7.51         2/28/06         1,653,050     4,189,152
Jerry L. Witherspoon       50,000               6.6             6.250        3/12/06           196,530       498,045


(1) Generally, options granted in fiscal year 1996 are exercisable starting 12 months after the grant date, with 25 percent of the shares covered thereby becoming exercisable at that time and with an additional 25 percent of the option shares becoming exercisable on each successive anniversary date, with full vesting occurring on the fourth anniversary date. The options were granted for a term of 10 years, subject to earlier termination in certain events related to termination of employment.

(2) These amounts represent certain assumed rates of appreciation only. Actual gains, if any, on stock option exercises and common stock holdings are dependent on the future performance of the common stock and overall stock market conditions. There can be no assurance that the amounts reflected in this table will be achieved.

(3) Options shown for Mr. Jelinek, Mr. Sommers and Mr. Pierce were granted by the Predecessor Corporation prior to the Distribution, and were assumed by Medicus at the time of the Distribution. Therefore, such options no longer represent options to purchase Company Common Stock, and have been omitted in calculating the Percentage of Total Options/SARs Granted to Employees in Fiscal Year.

OPTION/SAR  EXERCISES  AND  YEAR-END  VALUATION

                                AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                                ---------------------------------------------------
                                           AND FY-END OPTION/SAR VALUES
                                           ----------------------------

                                                           NUMBER OF SECURITIES           VALUE OF UNEXERCISED
                                                          UNDERLYING UNEXERCISED          IN-THE-MONEY OPTIONS/
                                                          OPTIONS/SARS AT FY-END           SARS AT FY-END (3)
                                                          ----------------------           ------------------

                   SHARES ACQUIRED        VALUE
                   ON EXERCISE (1)    REALIZED (2)     EXERCISABLE     UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
      NAME               (#)               ($)             (#)              (#)            ($)             ($)
------------------------------------------------------------------------------------------------------------------
James A. Burns            --              --                --           150,000           --          450,000
Blaine Bergeson           --              --                --           150,000           --          450,000
Richard C. Jelinek (4)    --              --                --              --             --            --
Patrick C. Sommers (4)    --              --                --              --             --            --
Susan P. Dowell (4)       --              --                --              --             --            --
Frank A. Pierce (4)       --              --                --              --             --            --
Jerry L. Witherspoon      --              --              10,000          40,000           --            --


(1)      Number of securities underlying options/SAR exercised.

(2) Market value of underlying securities on date of exercise, minus the exercise or base price.

(3) Market value of underlying securities at year-end ($6.25), minus the exercise or base price.

(4) Options previously granted to these individuals by the Predecessor Corporation were assumed by Medicus at the time of the Distribution.

DIRECTOR  COMPENSATION

         Effective June 1, 1996 all directors of the Company are paid an annual retainer of $10,000 (prior to June 1, 1996 annual director fees were $15,000). In addition, under the Company's 1995 Directors' Stock Option Plan, an option to purchase 20,000 shares of the Company's Common Stock is granted to each director of the Company who is not an officer, employee or greater than five percent stockholder of the Company at the time of such director's initial election to the Board, provided that the first director elected as Chairman after the approval of the 1995 Directors Stock Option Plan (Mr. McNerney) received an option to purchase 50,000 shares. If the Company's 1996 Non-Employee Director Stock Option Plan (described elsewhere in this Proxy Statement under the caption "Proposals to Approve the 1996 Stock Option Plan and the 1996 Non-Employee Director Stock Option Plan") is approved by stockholders at the Annual Meeting, each non-employee director of the Company would receive, on the date of each annual meeting of stockholders, an option to purchase 5,000 shares of the Company's Common Stock. Options under each of the 1995 Directors Stock Option Plan and the 1996 Non-Employee Director Stock Option Plan are for a term of ten years, become exercisable with respect to 25% of the shares covered thereby on each of the first four anniversaries of the date of grant and have an exercise price equal to the fair market value on the date of grant.

EMPLOYMENT  AGREEMENTS

         At the time of the Mergers, the Company entered into employment agreements with each of Mr. Burns and Mr. Bergeson. Mr. Burns' agreement provides that he will receive a salary of at least $175,000 annually, and that if his employment is terminated by the Company (other than for cause), he will receive severance payments at the rate of $175,000 annually (i) until March 1, 1999, in the event of termination prior to March 1, 1998; (ii) for a period of one year if termination occurs between March 1, 1998 and March 1, 1999; (iii) until March 1, 2000 if termination occurs between March 1, 1999 and September 1, 1999; and (iv) for a period of six months if termination occurs after September 1, 1999.

Mr. Bergeson's agreement also provided that he would receive a salary of at least $175,000 annually, and for severance payments at the rate of $175,000 annually for a period of one year if the Company terminated his employment (other than for cause).

         Each of Mr. Burns' and Mr. Bergeson's employment agreements further provide that in no event will severance pay exceed six months if at the time of termination the Company has not had net income after taxes during the preceding 12 months of a least $1,000,000. Each agreement also provided for the grant of options to purchase 150,000 shares of Common Stock (described elsewhere in this Proxy Statement).

         On August 13, 1996, Mr. Bergeson resigned as an officer and director of the Company and each of its subsidiaries. The Company has arrived at an agreement in principle with Mr. Bergeson pursuant to which it will pay him $14,583.33 monthly for four months, beginning in September 1996. These payments will be subject to offsets representing amounts owed to the Company by Mr. Bergeson.

COMPENSATION  AND  STOCK  OPTION  COMMITTEE  REPORT

         The Company's compensation policies applicable to its executive officers are administered by the Compensation Committee and, with respect to stock options, the Stock Option Committee of the Board of Directors.

         Compensation Philosophy

         The Company compensation programs are designed to link executives' compensation to the performance of the Company and provide competitive compensation for Company executives relative to a select group of peer companies in order to attract and retain high caliber senior executives essential to the long-term prosperity of the Company. The compensation mix reflects a balance of annual base salary and equity-based incentives. Emphasis, however, is placed on the more strategic equity-based plans intended to build shareholder value and provide incentives to motivate executive behavior over the long term.

         Compensation Program

         The Company's executive officer compensation consists of two key elements: (1) an annual cash component comprised of base salary and (2) a long-term equity component with respect to which existing holdings of Common Stock are recognized and in appropriate cases stock options are granted. The policies with respect to each of these elements are described below.

         (1)  Annual Compensation

         Base salaries for executive officers are determined by evaluating the responsibilities of the position and comparing it with other executive officer positions in the Company and the marketplace. For this purpose, the "market" consists of a broad range of companies with which the Company feels it competes for executive talent. This group is different than the peer group used for comparison purposes in the stock price performance graph that appears elsewhere in this Proxy Statement because the Company believes the market for executive talent extends to a broader range of companies than those included in the stock price performance graph.

         Annual salary adjustments are determined by a review of market research, Company performance (measured by earnings per share growth), the individual's contribution to that performance, and for executive officers responsible for particular business units, the financial and operating results of their business units. No specific weights are assigned to these factors.

         (2)  Long-Term Compensation

         To align shareholders' and executive officers' interests, the Company's long-term compensation plan uses stock option grants whose value is related to the value of Company Common Stock. Grants of stock options are made under the Company's 1995 and 1996 Stock Option Plans, and the 1995 and 1996 Directors' Stock Option Plans. In granting options, the Board takes into account existing holdings and options already held by each executive. The size of each option grant is determined by the individual's position within the Company, the individual's level of responsibility and the number of options currently held by the individual.

         Stock options are granted with an exercise price equal to the fair market value of the Common Stock on the date of grant. Stock options generally vest in four annual increments and are exercisable up to ten years from the date granted. In addition, the Predecessor Corporation has granted performance-based options which vest upon the attainment of individually-specified goals or after nine years. Both types of stock options provide incentive for the creation of shareholder value over the long term since the full benefit of the compensation package cannot be realized unless an appreciation occurs in the price of Common Stock over a specified number of years.

         CEO Compensation

         During the first nine months of fiscal 1996, the Predecessor Corporation's most highly compensated executive officer was Richard C. Jelinek, who served during that period as Chairman of the Board and Chief Executive Officer. The Compensation and Stock Option Committee recognized that because of Mr. Jelinek's substantial holdings of Predecessor Corporation Common Stock, his interests were already aligned with those of other Predecessor Corporation shareholders and, accordingly, no stock option grants were made to him (other than grants under the Predecessor Corporation's 1994 Directors' Plan). His annual compensation was determined by the Committee using the same criteria that were used to determine compensation levels for other corporate officers and was based on the Committee's assessment of Mr. Jelinek's overall performance and his role in leading the Predecessor Corporation, and on information regarding awards made by similar companies. No specific weighting was assigned to these factors. In addition, it was the opinion of the Committee that Mr. Jelinek's leadership and vision has strengthened the position of the Predecessor Corporation over the past several years and for the future. In the Committee's view, Mr. Jelinek's fiscal 1996 compensation package reflected an appropriate balance of (i) Predecessor Corporation performance in fiscal 1996, (ii) Mr. Jelinek's own performance level, and (iii) competitive standards.

         Mr. Sommers, who was hired by the Predecessor Corporation prior to the Distribution, received no compensation from the Predecessor Corporation prior to the Distribution.

         Mr. Bergeson was compensated from March 1, 1996 (the date of the Mergers) through the close of the 1996 fiscal year pursuant to his employment agreement (described above under "Employment Agreements"), which was entered into at the time of the Mergers. In determining the level of compensation, Mr. Bergeson's compensation level prior to the Mergers, his experience in the managed care industry, and his record leading the MCS Companies were all considered, although no specific weighting was assigned to these factors.

         Policy with Regard to the $1 Million Deduction Limit

         In 1993, Section 162(m) was added to the Internal Revenue Code. This section generally limits to $1 million the tax deduction for compensation paid to executive officers of a publicly-held corporation who are named in the proxy statement, subject to an exception for a "performance - based" compensation plans as defined under that section. The Company's 1996 Stock Option Plan, as Amended, is intended to qualify as a "performance-based plans". The Compensation and Stock Option Committee has determined that the other compensation currently paid to the Company's executive officers is not expected to exceed the limitation as set forth in Section 162(m).

         The foregoing report has been approved by all members of the Compensation and Stock Option Committees.

                               Richard C. Jelinek
                               William G. Brown
                               Walter J. McNerney
                               Henry Kaldenbaugh
                               John Lingenfelter
                               Risa Lavizzo-Mourey


PERFORMANCE  GRAPH

         The following graph compares the cumulative total shareholder return on the Company's Common Stock since March 1, 1996 (the effective date of the Mergers and the date on which the Common Stock began trading under the symbol
MCSX) to that of the Nasdaq market index and Nasdaq Health Services index.

                                [GRAPHIC OMITTED]

                                      March 1, 1996      May 31, 1996
          Managed Care Solutions             100              152
          NASDAQ U.S.                        100              113
          NASDAQ Health Services             100              114


         The following graph compares the cumulative total shareholder return on Predecessor Corporation (then known as Medicus Systems Corporation) Common Stock over the period from the initial public offering of Predecessor Corporation Common Stock on August 1, 1991 to February 29, 1996 (the last trading day prior to the effective date of the Mergers) to that of the Nasdaq market index and an index comprised of the common stock of 13 peer companies that compete in the healthcare information systems industry. In calculating cumulative total shareholder return, reinvestment of dividends is assumed, and the returns of each member of the peer group are weighted for market capitalization.

                               [GRAPHIC OMITTED]

                    1991       1992       1993       1994      1995       1996 (1)
  Medicus            100        147        114        219       132       121
  NASDAQ U.S.        100        118        142        150       178       227
  Peer Group         100        107        125        152       203       260



 (1) Data is shown as of the effective date of the Mergers.

The peer group of companies was selected based upon their being in the business of healthcare information systems and related services. The companies in the peer group, which for performance graph purposes does not include the Predecessor Corporation, are as follows: Access Health Marketing, First Data Corporation, GMIS, Inc., Health Management Systems, Health Risk Management, Keane, Inc., Medaphis Corporation, Medic Computer Systems, Mediware Informations Systems, Policy Management Systems, Shared Medical Systems, Spacelabs Medical, Inc. and US Services, Inc.

COMPENSATION AND STOCK OPTION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         Messrs. Brown and McNerney and Drs. Kaldenbaugh and Lingenfelter are currently members of the Compensation Committee and Mr. Jelinek and Dr. Lavizzo-Mourey are currently members of the Stock Option Committee. Prior to the Mergers, Messrs. Brown, McNerney and Warden were members of the Compensation and Stock Option Committee of the Predecessor Corporation. None of the Company's directors have, and none of the Predecessor Corporation directors had, interlocking or other relationships with other boards or the Company or the Predecessor Corporation that require disclosure under Item 402(j) of S.E.C. Regulation S-K, except as described below.

         For the fiscal year ended May 31, 1996, the Predecessor Corporation incurred legal fees for general legal services of $670,239 to the law firm of Bell, Boyd & Lloyd, of which William G. Brown, Secretary and a director of the Company and the Predecessor Corporation, is a partner. In addition, the directors of the Company other than Mr. Brown approved a transaction pursuant to which a trust created by Mr. Brown, of which Richard C. Jelinek and Mr. Brown's brother are trustees, purchased from the Company on October 1, 1996, for a cash purchase price of $300,000, a convertible unsecured note in the principal amount of $300,000, due, if extended in accordance with its terms, on September 30, 2001, bearing interest at a rate of 8% per annum. Such note will be convertible into Common Stock at a conversion price of $3.85 per share. The trust also received warrants to purchase 10,000 shares of Common Stock at an exercise price of $4.45 per share. The Stock Option Committee approved the grant to Mr. Brown of an additional option to purchase 25,000 shares of Common Stock at an exercise price equal to the market price at the date of closing of such transaction. During the fiscal year ended May 31, 1996, the Predecessor Corporation recorded revenues of $448,149 for sales of products and services to Henry Ford Health System, Detroit, Michigan, of which Gail L. Warden, a director of the Predecessor Corporation, is the President and Chief Executive Officer. During the fiscal year ended May 31, 1996, Drs. Kaldenbaugh and Lingenfelter served as Medical Directors of AHC and Ventana, respectively. The Company paid Medical Director fees of $15,000 and $1,800 to Drs. Kaldenbaugh and Lingenfelter, respectively, following the Distribution on March 1, 1996.

    Relationship Between Medicus and the Company

         Messrs. Jelinek, Brown and McNerney and Dr. Lavizzo-Mourey are each directors, and Mr. Jelinek is Chairman, of both the Company and Medicus. In connection with the Distribution, the Company and Medicus entered into a Distribution Agreement and a Services Agreement.

         Distribution Agreement. The Distribution Agreement provides for, among other things, the principal corporate transactions which were required to effect the Distribution, the division between the Company and Medicus of certain liabilities, the treatment of certain employee compensation, benefit and labor matters, and certain other agreements governing the relationship between the Company and Medicus following the Distribution. Subject to certain exceptions, the Distribution Agreement is designed to place with Medicus and its subsidiaries, following the Distribution, financial responsibility for the liabilities of Medicus' businesses and for other corporate liabilities of the Predecessor Corporation, except those liabilities relating to businesses that relate specifically to the business of the Company.

         The Distribution Agreement provides that, except as otherwise set forth therein, all costs and expenses arising prior to the Distribution in connection with the Distribution were to be paid by the Company (except that Medicus was to pay all expenses in connection with the filing of its Registration Statement on Form 10 and the printing and mailing of the related Information Statement) and that each of the Company and Medicus will indemnify the other in respect of certain liabilities under the Exchange Act. Except as otherwise specifically provided in the Distribution Agreement, Medicus generally will indemnify the Company for all liabilities arising in connection with the assets and businesses of Medicus or that are otherwise unrelated to the businesses of the Company.

         The Company and Medicus have also agreed to make records and personnel available to each other in connection with audits, claims, litigation and preparation of tax returns. The Distribution Agreement also provides for the allocation of benefits between the Company and Medicus under existing insurance policies.

         Pursuant to the Distribution Agreement, Medicus generally assumed all liabilities of the Predecessor Corporation under employee pension and welfare benefit plans with respect to the employees and former employees (including retirees and disabled workers) of Medicus' businesses. In addition, Medicus has agreed that it and its subsidiaries will be solely responsible for salary and bonus deferrals by employees of Medicus and its subsidiaries who are not also employees of the Company following the Distribution.

         Services Agreement. The Company and Medicus have also entered into a Services Agreement (the "Services Agreement"), pursuant to which Medicus (i) was to make available to the Company certain services, including tax, accounting, data processing, cash management, employee benefits, monitoring, operational, supervisory, insurance purchasing and claims administration consulting services, and (ii) provide certain financial services to the Company, including analysis and advice regarding potential financial transactions (including but not limited to proposed issuances of debt or equity securities, proposed merger or asset acquisition or sale transactions and dividend, stock split or similar transactions), assistance in budget and forecast preparation, relations with financial analysts, financial press, and investors, and crisis management and control. Such services were to commence on the date of the Distribution and continue for one year. The Company was to pay Medicus $700,000 for such services. In order to compensate Medicus for fixed costs incurred in making such services available, the Company was to be obligated to pay such fees whether or not it elects to utilize the services. The Company will also reimburse Medicus for its out-of-pocket expenses in connection therewith. The Services Agreement also provides that Medicus will not be liable for any losses or damages suffered in respect of services to be performed thereunder, other than by reason of its willful misconduct or gross negligence in performing such services. The Company believes it has received all of the benefits to be received by it under the Services Agreement and therefore had accrued the full $700,000 amount due thereunder as of May 31, 1996.

    Certain Relationships and Related Transactions Concerning the MCS Companies

         MCS AZ. In June 1995, John Lingenfelter gave MCSAZ a $100,000 unsecured line of credit, with interest accruing on the unpaid balance at 8% per annum. At May 31, 1996, no amounts were outstanding under this line of credit.

         In October 1995, MCSAZ borrowed $154,797 from a trust established by John Lingenfelter, M.D., $51,555 from a trust established by Henry Kaldenbaugh, M.D., and $43,464 from a trust established by Geralde Curtis, who was then a director and officer of the MCS Companies and currently owns approximately 13.3% of the Company's Common Stock. MCSAZ then loaned from these funds $118,153 each to Dr. Kaldenbaugh and Ms. Curtis pursuant to promissory notes due December 31, 2000 providing for interest to accrue at 8% per annum. The notes are secured by a pledge of the Company Common Stock received by Dr. Kaldenbaugh and Ms. Curtis in the Mergers in exchange for their stock in MCSAZ. The stock pledge also secures the above described loans from the trusts to MCSAZ. The purpose of the loans was to provide Dr. Kaldenbaugh and Ms. Curtis funds to pay taxes incurred as a result of their owning shares in AHC, a Subchapter S corporation. As of May 31, 1996, $124,368 was outstanding under each of the loans to Dr. Kaldenbaugh and Ms. Curtis.

         Ventana. In October 1995, Dr. Kaldenbaugh borrowed $95,055 and Ms. Curtis borrowed $97,704 from Ventana pursuant to promissory notes due December 31, 2000 providing for interest to accrue at 8% per annum. The notes are secured by a pledge of the Company Common Stock received by Dr. Kaldenbaugh and Ms. Curtis in the Mergers in exchange for their stock in Ventana. The purpose of the loans was to provide Dr. Kaldenbaugh and Ms. Curtis funds to pay taxes as described in the preceding paragraph. As of May 31, 1996, $99,894 and $102,678 was outstanding under the loans to Dr. Kaldenbaugh and Ms. Curtis, respectively.

         As of May 31, 1996, Dr. Kaldenbaugh owed Ventana $92,015 pursuant to a promissory note in the original principal amount of $94,000, with interest at the rate of 3%. During fiscal year 1996, the largest aggregate amount of this indebtedness was $92,015. The purpose of this loan was to provide Dr. Kaldenbaugh funds to settle litigation in 1992 concerning a covenant not to compete to which he was subject.

         During fiscal 1996, Dr. Lingenfelter received total payments of $351,930 under risk sharing contracts between Dr. Lingenfelter and Ventana in Mohave County, Arizona. As of May 31, 1996, Dr. Lingenfelter is owed an additional $109,400 pursuant to such contracts.

         Arizona Health Concepts. Dr. Lingenfelter received payments of $267,227 during fiscal year 1996 pursuant to risk sharing contracts with AHC in Mohave County, Arizona.

                              CERTAIN TRANSACTIONS

         For descriptions of certain transactions involving Messrs. Brown, Warden and Jelinek and Drs. Kaldenbaugh and Lingenfelter, see the information under the caption "Compensation - Compensation and Stock Option Committee Interlocks and Insider Participation." As compensation for investment banking services performed by it in connection with the Distribution and Mergers (including the delivery of a fairness opinion and valuation) Stephens Inc. (an affiliate of Stephens Group, Inc., of which Jon E. M. Jacoby, a director of the Predecessor Corporation, is an officer and director), received a fee from the Predecessor Corporation of $75,000, together with reimbursement of its out-of-pocket expenses.

         PROPOSALS TO APPROVE THE 1996 STOCK OPTION PLAN, AS AMENDED AND
                THE 1996 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

         In order to continue to encourage ownership of the Common Stock by executives, key personnel and directors of the Company and to provide incentives for them to make maximum efforts for the success of the business, the Board of Directors of the Company has adopted and recommends that stockholders vote to approve the Company's 1996 Stock Option Plan, as Amended (the "1996 Plan"), and the Company's 1996 Non-Employee Director Stock Option Plan (the "1996 Director Plan"). Options granted under the 1996 Plan and the 1996 Director Plan are intended not to qualify as "Incentive Stock Options" as defined in the Internal Revenue Code of 1986.

         The following descriptions are qualified in their entirety by reference to the terms of the 1996 Plan and the 1996 Director Plan, copies of which are attached as Appendix A and Appendix B to this Proxy Statement, respectively. The Board of Directors recommends that stockholders vote FOR approval of the 1996 Plan and the 1996 Director Plan. If no direction is given, signed proxies which are returned in a timely manner will be voted for approval of the 1996 Plan and for approval of the 1996 Director Plan. Approval of each Plan requires the affirmative vote of the holders of a majority of the shares of Common Stock represented at the Annual Meeting and voting on the issue, whether in person or by proxy. Abstentions will have the effect of a vote against each plan and non-voted shares will have no effect on the approval of each plan (assuming the presence of a quorum).

DESCRIPTION OF  THE 1996 PLAN

         Since the initial approval of the 1996 Plan by the Board of Directors, the Board of Directors has approved an amendment to the 1996 Plan providing for the granting of restricted shares of Common Stock ("Restricted Shares") under the 1996 Plan. Set forth below is a description of the 1996 Plan as so amended.

         The 1996 Plan will be administered by a committee of the Board of Directors composed of no fewer than two disinterested directors designated by the Board of Directors. The Stock Option Committee (the "Committee") of the Board of Directors will initially administer the Plan. The Committee has authority to determine the persons to be granted options under the 1996 Plan, the number of shares subject to each option, the time or times at which options will be granted, the option price of the shares subject to each option (which price shall not be less than the fair market value of the shares at the date of grant), and the time or times when each option becomes exercisable and the duration of the exercise period. In addition, the Committee has the authority, in its sole discretion, (a) to determine the individuals to whom Restricted Shares are granted; (b) to determine the number of Restricted Shares subject to a grant; (c) the time or times when Restricted Shares are granted; (d) to determine the time or times, or conditions upon which, restriction on the Restricted Shares lapse (the duration of such restrictions hereinafter referred to as the "Restricted Period"); (e) to accelerate the Restricted Period for Restricted Shares; (f) to determine the terms of each grant of Restricted Shares; (g) to prescribe the form or forms of agreements which evidence Restricted Shares granted; and (h) to interpret the plan and to adopt rules or regulations which, in the Committee's opinion, may be necessary or advisable for the administration of the Plan.

         Options or Restricted Shares may be granted to key employees and directors (other than members of the Committee) of the Company. Options or Restricted Shares may be granted with respect to a total of not more than 200,000 shares of Common Stock under the 1996 Plan, subject to anti-dilution and other adjustment provisions. The maximum number of shares subject to all options, together with all Restricted Shares, granted to any individual in any calendar year shall in no event exceed 100,000. No options or Restricted Shares may be granted under the 1996 Plan after April 27, 2006. If an option expires or is terminated or canceled unexercised as to any shares, such released shares may again be optioned (including a grant in substitution for a canceled option).

         Each option is for such term of not more than ten years as shall be determined by the Committee at the date of the grant. Each option becomes exercisable in such installments, at such time or times, and may be subject to such conditions, including conditions based upon the performance of the Company, as the Committee may in its discretion determine at the date of grant. The Committee may accelerate the exercisability of any option or, at any time before the expiration or termination of an option previously granted, extend the terms of such option for such additional period as the Committee, in its discretion, shall determine, except that the aggregate option period with respect to any option, including the original term of the option and any extensions thereof, shall never exceed ten years. All employees are eligible to participate in the 1996 Plan.

         The Committee may permit the purchase price for shares purchased upon exercise of an option to be paid, all or in part, by the delivery to the Company of other shares of Common Stock in such circumstances and manner as the Committee may specify, valued at the fair market value of the Common Stock at the close of business on the date preceding the date of exercise.

         If the employment or tenure as a director of any optionee with the Company or any of its subsidiaries is terminated for any reason other than death, permanent disability, retirement or cause, such optionee's option, to the extent the option is exercisable at the date of termination, shall expire thirty days after the termination of employment or directorship (or upon the scheduled termination of the option, if earlier). In the event of termination of employment or directorship because of death or permanent disability, the option may be exercised in full, unless otherwise provided at the time of grant, without regard to any installments established at the time of grant, by the optionee or, if he is not living, by his heirs, legatees, or legal representative, during its specified term prior to one year after the date of death or permanent disability. In the event of termination of employment or directorship because of retirement, the option may be exercised by the optionee (or, if he dies within three months after such termination, by his heirs, legatees, or legal representative), at any time during its specified term prior to three months after the date of such termination, but only to the extent the option was exercisable at the date of such termination. If an optionee is discharged for cause, his option shall expire forthwith and all rights to purchase shares under it shall terminate immediately. For this purpose, "discharge for cause" means a discharge on account of dishonesty, disloyalty or insubordination.

         No option is transferable by the optionee otherwise than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order, and each option shall be exercisable during an optionee's lifetime only by him.

         At the time of grant of Restricted Shares, one or more certificates representing the number of shares of Common Stock granted to an individual shall be registered in such individual's name or for such individual's benefit either individually or collectively with others. The certificates shall be held by the Company for the account of the individual. The individual shall have other rights of a holder as to such shares of Common Stock including the right to vote such shares and the right to receive cash dividends declared and paid to holders of Common Stock. The individual shall not be entitled to receive the certificates representing the shares of Common Stock subject to the grant of Restricted Shares until the restrictions with respect to the Restricted Shares have lapsed. If a dividend is paid in shares of Common Stock, such shares of Common Stock shall be held by the Company subject to the same restrictions as the Restricted Stock that is the basis of the stock dividend. None of the Restricted Shares may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of during the period in which restrictions apply. Except to the extent the individual's employment is terminated by reason of death, permanent disability or retirement (as defined in the Plans), Restricted Shares shall be forfeited and all rights of the individual with respect to Restricted Shares shall terminate without further obligation of the Company in the event the individual granted the Restricted Shares does not remain in the continuous employment of the Company for the entire Restricted Period.

         At the end of the Restricted Period, all restrictions shall lapse as to the Restricted Shares and one or more certificates for the appropriate number of shares of Common Stock shall be delivered to the individual, unless the Committee, in its sole discretion, has authorized the individual, at his request, to defer the receipt of all or any portion of the Restricted Shares in accordance with the terms of the amendment.

         The Board of Directors may amend or discontinue the 1996 Plan at any time. However, no such amendment or discontinuation shall (a) change or impair any option previously granted without the consent of the optionee, (b) increase the maximum number of shares which may be purchased by all optionees, (c) change the minimum purchase price, (d) change the limitations on the option period or increase the time limitations on the grant of options, or (e) permit the granting of options to members of the Committee.

DESCRIPTION OF THE 1996 DIRECTOR PLAN

         The 1996 Director Plan is administered by the Board of Directors.

         Options shall be granted only to directors of the Company who are not employees. Options may be granted with respect to a total of not more than 120,000 shares of Common Stock under the 1996 Director Plan, subject to anti-dilution and other adjustment provisions. If an option expires or is terminated or canceled unexercised as to any shares, such released shares may again be optioned.

         An option covering 5,000 shares of Common Stock shall be automatically granted to each director of the Company who is not an employee of the Company on the date of the annual meeting of stockholders each year. The option price shall be the fair market value of a share of Common Stock on the date of the grant. Each option is for a term of ten years, subject to earlier termination if the optionee's service as a director terminates. Each option becomes exercisable with respect to 25% of the shares subject to the option twelve months after the date of its grant and with respect to an additional 25% at the end of each twelve-month period thereafter during the succeeding three years.

         No options have been granted to date under the 1996 Director Plan. If the 1996 Director Plan is approved by stockholders, each nominee identified under "Election of Directors" (other than Mr. Burns) who is elected as a director at the Annual Meeting will receive an option covering 5,000 shares of Common Stock.

         The Board of Directors may permit the purchase price for shares purchased upon exercise of an option to be paid, all or in part, by the delivery to the Company of other shares of Common Stock of the Company in such circumstances and manner as the Committee may specify, valued at the fair market value of the Common Stock at the close of business on the date preceding the date of exercise.

         If the tenure as a director of any optionee with the Company or any of its subsidiaries is terminated for any reason other than death, permanent disability, retirement or cause, such optionee's option, to the extent the option is exercisable at the date of termination, shall expire thirty days after the termination of directorship (or upon the scheduled termination of the option, if earlier). In the event of termination of directorship because of death or permanent disability, the option may be exercised in full, unless otherwise provided at the time of grant, without regard to any installments established as described above, by the optionee or, if he is living, by his heirs, legatees, or legal representative, during its specified term prior to one year after the date of death or permanent disability. In the event of termination of directorship because of retirement, the option may be exercised by the optionee (or, if he dies within three months after such termination, by his heirs, legatees, or legal representative), at any time during its specified term prior to three months after the date of such termination, but only to the extent the option was exercisable at the date of such termination. If an optionee is removed for cause, his option shall expire forthwith and all rights to purchase shares under it shall terminate immediately. For this purpose, "removed for cause" means removed on account of dishonesty, disloyalty or insubordination.

         No option is transferable by the optionee otherwise than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order, and each option shall be exercisable during an optionee's lifetime only by him.

         The Board of Directors may amend or discontinue the 1996 Director Plan at any time, provided, however, that the 1996 Director Plan may not be amended more than once every six months except to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act of 1974 ("ERISA"), or the rules and regulations under each, and provided further, that no such amendment or discontinuation shall (a) change or impair any option previously granted without the consent of the optionee, or (b) without the approval of the holders of a majority of the shares of Common Stock which vote in person or by proxy at a duly held stockholders meeting, (i) increase the maximum number of shares which may be purchased by all optionees, (ii) change the purchase price of any option, or (iii) change the option period or increase the time limitations on the grant of options.

         Options which have been granted under the 1996 Plan to date, and which will be granted on the date of the Annual Meeting (assuming the election of all seven director nominees) under the 1996 Director Plan, to the individuals and groups identified below, subject in each case to stockholder approval, are displayed in the following table:

                                NEW PLAN BENEFITS

                                                                                               1996
                  NAME(1)                                              1996 PLAN (#)     DIRECTOR PLAN (#)
                  -------                                              -------------     -----------------
         James A. Burns................................................       --                  --
         Blaine Bergeson...............................................       --                  --
         Richard C. Jelinek............................................       --               5,000
         Patrick C. Sommers............................................       --                  --
         Susan P. Dowell...............................................       --                  --
         Frank A. Pierce...............................................       --                  --
         Jerry L. Witherspoon..........................................       --                  --
         All Current Executive Officers as a group (2 persons).........   87,000                  --
         All Current Directors who are not Executive Officers
           as a group (6 persons)......................................       --              30,000
         Other employees...............................................   65,000                  --

         Each of the options described above is for a term of ten years, and becomes exercisable with respect to 25% of the shares subject to the option twelve months after the date of its grant and with respect to an additional 25% at the end of each twelve-month period thereafter during the succeeding three years.

         No Restricted Shares have been granted under the 1996 Plan as of the date of this proxy statement and no Restricted Stock will be granted until the 1996 Plan is approved by the stockholders of the Company.

FEDERAL  TAX  CONSEQUENCES

         Options. No gain or loss will be recognized to an optionee upon the grant of an option under the 1996 Plan or the 1996 Director Plan, but upon exercise of the option ordinary income measured by the excess of the fair market value of the shares acquired over the option price will be recognized to the optionee. The Company will be entitled to a deduction equal to the amount of ordinary income recognized to the optionee. An optionee's basis in shares acquired upon the exercise of an option will be equal to the option price plus the amount of ordinary income recognized to the optionee. An optionee's holding period begins on the date on which the option is exercised.

         Restricted Share Grants. Under existing federal income tax law, no income will be recognized by the individual to whom Restricted Shares have been granted at the time of the Restricted Shares award. Upon the expiration of the Restricted Period, the individual will be required to treat as ordinary income the fair market value of the stock and the Company will be entitled to a deduction in such amount.

              PROPOSAL TO APPROVE 1996 EMPLOYEE STOCK PURCHASE PLAN

         The Company's Employee Stock Purchase Plan (the "Stock Purchase Plan") permits eligible employees of the Company and its subsidiaries to purchase shares of the Company's common stock, $.01 par value, upon exercise of options granted in one or more annual offerings, each having a duration of 12 months, which may be made by the Company pursuant to the Stock Purchase Plan during the three-year period commencing June 1, 1996. In no event may any offerings under the Stock Purchase Plan extend beyond May 31, 1999.

         The Stock Purchase Plan provides that an aggregate of 300,000 shares of the Company's common stock may be offered for sale pursuant to the Stock Purchase Plan. A proportionate or equitable adjustment of the number of shares subject to the Stock Purchase Plan and to any outstanding options thereunder, and of the purchase price per share, will be made in the event that the Company's outstanding common stock is changed by any stock dividend, stock split or combination of shares, or in the event of any merger or consolidation of the Company with one or more other corporations or any other relevant change in the capitalization of the Company.

         The Stock Purchase Plan was approved by the Company's board of directors on April 26, 1996, and is being submitted for the approval of stockholders. Such approval is a condition to the issuance of any shares pursuant to the Stock Purchase Plan. The board of directors may amend the Stock Purchase Plan or terminate the Stock Purchase Plan and all rights of employees under any offering pursuant to the Stock Purchase Plan, at any time. However, without the approval of the holders of a majority of the Company's outstanding shares, no such amendment may increase or decrease the number of shares subject to the Stock Purchase Plan or decrease the purchase price per share.

         The Stock Purchase Plan is intended to qualify as an employee stock purchase plan under section 423 of the Code and the regulations thereunder. The Stock Purchase Plan is not subject to any provisions of the Employee Retirement Income Security Act of 1974, and is not qualified under section 401(a) of the Code.

         The principal purpose of the Stock Purchase Plan is to benefit the Company and its subsidiaries by offering eligible employees a favorable opportunity to become holders of stock in the Company over a period of years, thereby giving them a proprietary interest in the growth and prosperity of the Company and encouraging the continuance of their services with the Company or its subsidiaries. All employees of the Company and its subsidiaries on the effective date of an offering are eligible to participate in the Stock Purchase Plan except for employees who would (immediately after the grant of an option under the Stock Purchase Plan) own, or be entitled to purchase upon exercise of outstanding options, shares of the Company's common stock possessing five percent or more of the total combined voting power or value of all classes of stock of the Company or any parent or subsidiary corporation.

         Each employee participating in an offering will be granted an option to purchase as many whole shares of the Company's common stock, $.01 par value, as may be purchased with the following amounts: (i) up to 10% of his or her recognized compensation during the offering period or during such portion thereof as the employee may elect to participate, to be paid by payroll deductions during such period, (ii) the amount of any dividends received on any shares purchased by the employee under the Stock Purchase Plan while such shares are registered in the name of a custodian appointed pursuant to the Stock Purchase Plan, and (iii) the balance, if any, carried forward from the employee's payroll deduction account for the preceding offering period. The purchase price of shares subject to options under the Stock Purchase Plan will be the lesser of 85% of the fair market value, on the effective date of the offering, of the stock subject to the option, or 85% of its fair market value at the time the option is exercised.

         An eligible employee on the effective date of an offering under the Stock Purchase Plan may elect to participate in such offering at any time by completing a payroll deduction authorization form authorizing a regular payroll deduction from the employee's direct compensation and specifying the date (which may not be retroactive) on which such deduction is to commence. The Stock Purchase Plan provides that an employee may authorize a payroll deduction in terms of whole number percentages, from a minimum of 1% to a maximum of 10%, of his or her direct compensation during the offering period. If on the last day of an offering period, and upon termination of the Stock Purchase Plan, the balance in a participating employee's payroll deduction account (including any dividends added to the account) is sufficient to purchase one or more whole shares, the employee will be deemed to have exercised an option to purchase such share or shares as of that date. Participants in the Stock Purchase Plan will have none of the rights or privileges of a stockholder of the Company until such time as a stock certificate with respect to such shares shall have been issued to the employee.

         A participating employee may withdraw the entire balance in his or her payroll deduction account at any time, and thereby withdraw from participation in the offering. Partial withdrawals of funds will not be permitted. After such a withdrawal of funds, an employee will thereafter be permitted to begin to participate again only upon the commencement of a new offering period; provided, however, that an employee who is an officer or director of the Company may not resume participation in that offering or participate in a subsequent offering prior to the expiration of six months from the date of such withdrawal.

         In the event of a participating employee's retirement, death or termination of employment (other than an authorized leave of absence), no payroll deduction will be made from any direct compensation due at the time of such termination, and the balance, if any, in the employee's payroll deduction account will be paid in cash to the employee or, in the event of the employee's death, to the employee's estate, as soon as practicable.

         The Stock Purchase Plan and all rights of employees under any offering may be terminated at any time, in the discretion of the Company's board of directors, and will terminate on the date that participating employees become entitled to purchase in the aggregate at least as many shares as then remain available for purchase pursuant to the Stock Purchase Plan (in which case such available shares will be allocated by the Committee administering the Stock Purchase Plan pro rata among participating employees according to their direct compensation on that date). No offering shall be made which extends beyond May 31, 1999. Upon any termination of the Stock Purchase Plan, any balance remaining in the payroll deduction accounts of participating employees representing fractional shares shall be carried forward into the employee's payroll deduction account under a successor Stock Purchase Plan, if any, or refunded as soon as practicable thereafter.

         No right of a participating employee under the Stock Purchase Plan is transferable other than by will or the laws of descent and distribution, and each option will be exercisable during an employee's lifetime only by the employee.

         The Stock Purchase Plan provides that it will be administered by a Committee appointed by the Company's board of directors and consisting of not fewer than two directors, none of whom is eligible to participate in the Stock Purchase Plan. Members of the committee may be removed by the board of directors at any time. The Committee's interpretations and decisions concerning administration of the Stock Purchase Plan will be final and conclusive.

Federal Income Tax Consequences

         The Stock Purchase Plan is intended to provide employees with the opportunity to receive the special tax treatment afforded by Section 423 of the Internal Revenue Code. The following summary of tax consequences is not intended to be a complete statement of all possible federal income tax consequences of participation in the Stock Purchase Plan and does not cover state or local tax consequences.

         The Company understands that under existing law income will not be recognized to an employee who participates in the Stock Purchase Plan when he receives or exercises an option, executes a payroll deduction authorization, has amounts deducted from his pay or has shares purchased on his behalf by the custodian.

         If shares purchased under the Stock Purchase Plan are not disposed of by the employee within two years after the date of the granting of the option to him nor within one year after the purchase of such shares, then when the employee does dispose of his shares after such period he will be required to include in his ordinary income as compensation an amount equal to the lesser of
(a) the excess of the fair market value of the shares on the date of disposition over the amount paid by the employee or (b) the excess of the fair market value of the shares on the date the option was granted over the option price. For purposes of the preceding sentence, the option price equals 85% of the fair market value of the shares on the effective date of the offering. If the employee's purchase price exceeds the fair market value on the date of disposition, no amount is included as ordinary income and the excess is treated as a long-term capital loss. If the fair market value of the shares on the date of disposition exceeds the fair market value on the date the option was granted, the excess will be treated as a long-term capital gain. The term "disposition" generally includes every sale, exchange, gift or transfer of legal title except transfers made as the result of an employee's death.

         If an employee dies while holding shares acquired under the Stock Purchase Plan, there will be included in his taxable income for the year of his death the amount of ordinary income described in the preceding paragraph, regardless of whether the holding periods described above have been met.

         If an employee disposes of shares acquired under the Stock Purchase Plan prior to the end of the holding period described above, he will be required to include in ordinary income as compensation the excess of the fair market value of the shares on the date they were purchased over the employee's purchase price. The difference between the fair market value of the shares on the date of disposition and the fair market value on the date of purchase will be treated as capital gain or loss, as the case may be.

         In the case of a disposition before the end of the holding period, the Company will receive a tax deduction equal to the amount of ordinary income recognized to the employee.

                             INDEPENDENT ACCOUNTANTS

         Price Waterhouse LLP has been selected by the Board of Directors of the Company, upon the recommendation of its Audit Committee, to continue to act as auditors in fiscal 1997. A representative of Price Waterhouse LLP will be present at the Annual Meeting. He will have the opportunity to make a statement, if he desires to do so, and will be available to respond to appropriate questions.

                                  ANNUAL REPORT

         The Company is delivering herewith to stockholders its Annual Report on Form 10-K for the fiscal year ended May 31, 1996. Stockholders are referred to this report for financial and other information about the Company, but such report is not incorporated in this Proxy Statement and is not a part of the proxy soliciting material.

                            PROPOSALS BY STOCKHOLDERS

         Any proposals by stockholders intended to be presented at the 1997 Annual Meeting of Stockholders must be received by the Company no later than July 4, 1997.

                                 OTHER MATTERS

         Brokerage firms, banks, fiduciaries, voting trustees or other nominees will be requested to forward the soliciting material to each beneficial owner of stock held of record by them, and the Company will, upon request, reimburse them for the reasonable expense of doing so. The entire cost of the solicitation will be borne by the Company.

         The Board of Directors does not intend to present, and does not have any reason to believe that others will present, any item of business at the Annual Meeting other than those specifically set forth in the notice of the meeting. However, if other matters are properly presented for a vote, the proxies will be voted with respect to such matters in accordance with the judgment of the persons acting under the proxies.

                                 By Order of the Board of Directors



                                   William G. Brown
                                   Secretary

                                    EXHIBIT A

                          MANAGED CARE SOLUTIONS, INC.
                       1996 STOCK OPTION PLAN, AS AMENDED

         The purpose of this Stock Option Plan (the "Plan") is to benefit Managed Care Solutions, Inc. (the "Company") and its subsidiaries through the maintenance and development of management by offering certain present and future executive and key personnel a favorable opportunity to become holders of stock in the Company over a period of years, thereby giving them a permanent stake in the growth and prosperity of the Company and encouraging the continuance of their services with the Company or its subsidiaries. Options granted under this Plan are intended not to qualify as "Incentive Stock Options" as defined in
Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and the Plan shall be construed so as to carry out that intention.

         1. ADMINISTRATION. The Plan shall be administered by a committee (the "Committee") of the Board of Directors composed of no fewer than two "disinterested" "outside" directors designated by the Board of Directors. For purposes of this Plan, (a) "disinterested" directors shall include directors who meet the tests for "disinterested administration" of the Plan under the rules and regulations adopted by the Securities and Exchange Commission under Section 16 of the Securities Exchange Act of 1934 and (b) "outside" directors shall include directors who meet the tests for "outside director" under the Regulations adopted by the Internal Revenue Service relating to Section 162 of the Code, including all of the transition rules thereunder. A majority of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by all of the members, shall be the acts of the Committee. This Plan is intended to qualify for exemption from Section 16(b) of the Securities Exchange Act of 1934 and to qualify as performance-based compensation under Section 162 of the Code and shall be interpreted in such a way as to result in such qualification.

         Subject to the provisions of the Plan, the Committee shall have full and final authority, in its absolute discretion, (a) to determine the persons to be granted options under the Plan, (b) to determine the number of shares subject to each option, (c) to determine the time or times at which options will be granted, (d) to determine the option price of the shares subject to each option, which price shall not be less than the minimum specified in Section 4 of the Plan, (e) to determine the time or times when each option becomes exercisable and the duration of the exercise period, (f) to prescribe the form or forms of the agreements evidencing any options granted under the Plan (which forms shall be consistent with the Plan), (g) to adopt, amend and rescind such rules and regulations as, in the Committee's opinion, may be advisable in the administration of the Plan, and (h) to construe and interpret the Plan, the rules and regulations and the agreements evidencing options granted under the Plan and to make all other determinations deemed necessary or advisable for the administration of the Plan. Any decision made or action taken in good faith by the Committee in connection with the administration, interpretation, and implementation of the Plan and of its rules and regulations shall, to the extent permitted by law, be conclusive and binding upon all optionees under the Plan and upon any person claiming under or through such an optionee, and no director of the Company shall be liable for any such decision made or action taken by the Committee.

         In addition, the Committee shall have the authority, in its sole discretion, (a) to determine the individuals to whom shares of Restricted Stock are granted under the Plan; (b) to determine the number of Restricted Shares subject to each such grant; (c) to determine the time or times when Restricted Shares are granted; (d) to determine the time or times when, or conditions upon which, the restrictions on such Restricted Shares lapse (the duration of such restrictions hereinafter referred to as the "Restricted Period"); (e) to accelerate the Restricted Period for Restricted Shares granted pursuant to the Plan including with respect to Restricted Shares held by employees whose employment has been terminated by reason of death, permanent disability or retirements; (f) to determine the term of each grant of Restricted Shares; (g) to prescribe the form or forms of agreements which evidence Restricted Shares granted under the Plan; and (h) to interpret the Plan and to adopt rules or regulations (consistent with the terms of the Plan) which, in the Committee's opinion, may be necessary or advisable for the administration of the Plan.

         2. ELIGIBILITY. Options shall be granted only to key employees and directors (other than members of the Committee) of the Company and its subsidiaries.

         3.   GRANTING OF OPTIONS AND RESTRICTED SHARES.

                  (a) The Committee may grant options and Restricted Shares under which a total of not more than 200,000 shares of the common stock of the Company may be purchased from or provided by the Company, subject to adjustment as provided in Paragraph 9 of this Plan. The maximum number of shares subject to all options, together with all Restricted Shares, granted to an individual in any calendar year shall in no event exceed 100,000, subject to adjustment as provided in
         Section 9.

                  (b) No options or Restricted Shares shall be granted under the Plan after the date ten years following the date of approval of this Plan by the shareholders of the Company as described in Paragraph 11 of this Plan. If an option expires or is terminated or canceled unexercised as to any shares, such released shares may again be optioned (including a grant in substitution for a canceled option). Shares subject to options or granted as Restricted Shares may be made available from unissued or reacquired shares of common stock.

                  (c) Nothing contained in the Plan or in any option granted pursuant thereto shall confer upon any optionee any right to be continued in the employment of the Company or any subsidiary of the Company, or interfere in any way with the right of the Company or its subsidiaries to terminate his employment at any time.

         4. OPTION PRICE. The option price shall be determined by the Committee and, subject to the provisions of paragraph 9, shall be not less than the fair market value, at the time the option is granted, of the stock subject to the option.

         5. DURATION OF OPTIONS, INCREMENTS AND EXTENSIONS AND RIGHTS AND RESTRICTIONS GOVERNING RESTRICTED SHARES.

                  (a) Subject to the provisions of paragraph 7, each option shall be for such term of not more than ten years as shall be determined by the Committee at the date of the grant. Each option shall become exercisable in such installments, at such time or times, and may be subject to such conditions, including conditions based upon the performance of the Company, as the Committee may in its discretion determine at the date of grant.

                  (b) The Committee may in its discretion (i) accelerate the exercisability of any option or (ii) at any time before the expiration or termination of an option previously granted, extend the terms of such option (including options held by officers) for such additional period as the Committee, in its discretion, shall determine, except that the aggregate option period with respect to any option, including the original term of the option and any extensions thereof, shall never exceed ten years.

                  (c) At the time of grant of Restricted Shares, subject to the receipt by the Company of any applicable consideration for such Restricted Shares, one or more certificates representing the appropriate number of shares of Common Stock granted to an individual shall be registered either in his name or for his benefit either individually or collectively with others, but shall be held by the Company for the account of the individual. The individual shall have all rights of a holder as to such shares of Common Stock, including the right to receive dividends, to exercise rights, and to vote such Common Stock and any securities issued upon exercise of rights, subject to the following restrictions: (a) the individual shall not be entitled to delivery of certificates representing such shares of Common Stock and any other such securities until the expiration of the Restricted Period, (b) none of the Restricted Shares may be sold, transferred, assigned, pledged, or otherwise encumbered or disposed of during the Restricted Period, and (c) all of the Restricted Shares shall be forfeited and all rights of the individual to such Restricted Shares shall terminate without further obligation on the part of the Company unless the individual remains in the continuous employment of the Company for the entire Restricted Period in relation to which such Restricted Shares were granted, except as otherwise allowed by Section 7 hereof. Any shares of Common Stock or other securities or property received with respect to such shares shall be subject to the same restrictions as such Restricted Shares.

         6.   EXERCISE OF OPTIONS AND PAYMENTS OF RESTRICTED SHARES.

                  (a) An option may be exercised by giving written notice to the Company, attention of the Secretary, specifying the number of shares to be purchased, accompanied by the full purchase price for the shares to be purchased in cash or by check, except that the Committee may permit the purchase price for the shares to be paid, all or in part, by the delivery to the Company of other shares of common stock of the Company in such circumstances and manner as it may specify. For this purpose, the per share value of the Company's common stock shall be the fair market value at the close of business on the date preceding the date of exercise.

                  (b) At the time of exercise of any option, the Committee may, if it shall determine it necessary or desirable for any reason, require the optionee (or his heirs, legatees, legal representative, or alternate payee under a domestic relations order, as the case may be) as a condition upon the exercise, to deliver to the Company a written representation of present intention to purchase the shares for his own account for investment and an agreement not to distribute or sell such shares in violation of the registration provisions of applicable securities laws. If such representation and agreement are required to be delivered, an appropriate legend may be placed upon each certificate delivered to the optionee upon his exercise of part or all of the option and a stop transfer order may be placed with the transfer agent.

                  (c) Each option shall also be subject to the requirement that, if at any time the Committee determines, in its discretion, that the listing, registration or qualification of the shares subject to the option upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the issue or purchase of shares thereunder, the option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

                  (d) If the Committee shall determine it necessary or desirable for any reason, an option shall provide that it is contemplated that the shares acquired through the exercise of the option will not be registered under applicable federal and state securities laws and that such shares cannot be resold unless they are registered under such laws or unless an exemption from registration is available, and the certificate for any such shares issued upon the exercise of the option shall bear a legend making appropriate reference to such provisions.

                  (e) At the end of the Restricted Period, all restrictions contained in the Restricted Share Agreement and in the Plan shall lapse as to the Restricted Shares granted in relation to such Restricted Period, and one or more stock certificates for the appropriate number of shares of Common Stock, free of restrictions, shall be delivered to the individual or such shares of Common Stock shall be credited to a brokerage account if the individual so directs.

                  (f) The Company may, in its sole discretion, offer an individual the right, by execution of a written agreement, to defer the receipt of all or any portion of the payment, if any, for Restricted Shares. If such an election to defer is made, the shares of Common Stock receivable in payment for Restricted Shares shall be deferred as stock units equal in number to and exchangeable, at the end of the deferral period, for the number of shares of Common Stock that would have been paid to the individual. Such stock units shall represent only a contractual right and shall not give the individual any interest, right or title to any shares of Common Stock the deferral period. The cash receivable in payment for fractional shares receivable shall be deferred as cash units. Deferred stock units may be credited annually with the appreciation factor contained in the deferred compensation agreement or plan, which may include dividend equivalents. All other terms and conditions of deferred payments shall be as contained in the written agreements.

         7.   TERMINATION OF EMPLOYMENT; EXERCISE THEREAFTER.

                  (a) If the employment or tenure as a director of any optionee with the Company or any of its subsidiaries is terminated for any reason other than death, permanent disability, retirement or cause, such optionee's option, to the extent the option is exercisable at the date of termination, shall expire thirty days after the termination of employment or directorship (or upon the scheduled termination of the option, if earlier), and all rights to purchase shares pursuant thereto shall terminate at such time. Temporary absence from employment because of illness, vacation, approved leave of absence, or transfer of employment among the Company and its parent or subsidiary corporations, shall not be considered to terminate employment or to interrupt continuous employment.

                  (b) In the event of termination of employment or directorship because of death or permanent disability (within the meaning of Section 22(e)(3) of the Code), the option may be exercised in full, unless otherwise provided at the time of grant, without regard to any installments established under paragraph 5 hereof, by the optionee or, if he is not living, by his heirs, legatees, legal representative, or alternate payee pursuant to a domestic relations order, as the case may be, during its specified term prior to one year after the date of death or permanent disability. In the event of termination of employment or directorship because of retirement, the option may be exercised by the optionee (or, if he dies within three months after such termination, by his heirs, legatees, legal representative, or alternate payee under a domestic relations order, as the case may be), at any time during its specified term prior to three months after the date of such termination, but only to the extent the option was exercisable at the date of such termination.

                  (c) If an optionee is discharged for cause, his option shall expire forthwith and all rights to purchase shares under it shall terminate immediately. For this purpose, "discharge for cause" means a discharge on account of dishonesty, disloyalty or insubordination.

                  (d) Notwithstanding the foregoing provisions of this paragraph 7, the Committee may in the grant of any option make other and different provisions with respect to its exercise after the optionee's termination of employment or directorship.

                  (e) If an individual ceases to be an employee of the Company by reason of death, disability or retirement (as such terms are described in subsection (b) above) prior to the end of a Restricted Period, all Restricted Shares granted to such individual are immediately payable in the manner set forth in Section 6(e). Upon a termination of employment for a reason other than death, disability or retirement (as such terms are described in subsection (b) above) prior to the end of a Restricted Period, an individual shall immediately forfeit all Restricted Shares previously granted, unless the Committee, in its sole discretion, finds that the circumstances in the particular case so warrant and allows a Participant whose employment has so terminated to retain any or all of the Restricted Shares granted to such individual.

         8. NON-TRANSFERABILITY OF OPTIONS. No option shall be transferable by the Optionee otherwise than by will or the laws of descent and distribution or pursuant to a domestic relations order and each option shall be exercisable during an Optionee's lifetime only by the Optionee or by the Optionee's legal representative.

         9. ADJUSTMENT.

                  (a) In the event that the Company's outstanding common stock is changed by any stock dividend, stock split or combination of shares, the number of shares subject to this Plan and to options under this Plan shall be proportionately adjusted.

                  (b) In case of any capital reorganization, or of any reclassification of the common stock or in case of the consolidation of the Company with or the merger of the Company with or into any other corporation (other than a consolidation or merger in which the Company is the continuing corporation and which does not result in any reclassification of outstanding shares of common stock) or of the sale of the properties and assets of the Company as, or substantially as, an entirety to any other corporation, the Company, or the corporation resulting from such consolidation or surviving such merger or to which such sale shall be made, as the case may be, shall determine that upon exercise of options granted under the Plan after such capital reorganization, reclassification, consolidation, merger or sale there shall be issuable upon exercise of an option a kind and amount of shares of stock or other securities or property (which may, as an example, be a fixed amount of cash equal to the consideration paid to stockholders of the Company for shares transferred or sold by them) which the holders of the common stock (immediately prior to the time of such capital reorganization, reclassification, consolidation, merger or sale) are entitled to receive in such transaction as in the judgment of the Committee is required to compensate equitably for the effect of such event upon the exercise rights of the optionees. The above provisions of this paragraph shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers and sales.

                  (c) In the event of any such adjustment the purchase price per share shall be proportionately adjusted.

         10. AMENDMENT OF PLAN. The Board of Directors may amend or discontinue the Plan at any time. However, no such amendment or discontinuance shall (a) change or impair any option previously granted without the consent of the optionee, (b) increase the maximum number of shares which may be purchased by all optionees, (c) change the minimum purchase price, (d) change the limitations on the option period or increase the time limitations on the grant of options, or (e) permit the granting of options to members of the Committee.

         11. EFFECTIVE DATE. The Plan has been adopted and authorized by the Board of Directors for submission to the stockholders of the Company. If the Plan is approved by the affirmative vote of the holders of a majority of the outstanding voting stock of the Company represented in person or by proxy at a duly held stockholders' meeting, it shall be deemed to have become effective on the date of such approval. Options may be granted under the Plan before its approval by the stockholders, but subject to such approval, and in each such case the date of grant shall be determined to be the date of the approval of the Plan by stockholders.

                                    EXHIBIT B

                          MANAGED CARE SOLUTIONS, INC.

                  1996 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

     The purpose of this Non-Employee Director Stock Option Plan (the "Plan") is to benefit Managed Care Solutions, Inc. (the "Company") and its subsidiaries by offering its non-employee directors a favorable opportunity to become holders of stock in the Company over a period of years, thereby giving them a permanent stake in the growth and prosperity of the Company and encouraging the continuance of their services with the Company. Options granted under this Plan are intended not to qualify as "Incentive Stock Options" as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and the Plan shall be construed so as to carry out that intention.

     1. ADMINISTRATION. The Plan shall be administered by the Board of Directors, whose interpretation of the terms and provisions of the Plan shall be final and conclusive.

     2. ELIGIBILITY. Options shall be granted only to directors of the Company who are not employees of the Company ("non-employee directors"), provided that no position held with, or service provided to, a subsidiary or affiliate of the Company shall cause any director not to be deemed a non-employee director.

     3. GRANTING OF OPTIONS.

              (a) An option under which a total of 5,000 shares of the common stock of the Company may be purchased from the Company shall be automatically granted by the Company, without further action required, to each non-employee director of the Company on the date of the Annual Meeting of Stockholders; provided that such director is eligible at that time under the terms of Paragraph 2 of this Plan, and provided, further, that no person may receive an option to purchase more than 5,000 shares of common stock pursuant to this Paragraph 3(a) in any calendar year and provided further that the aggregate number of shares subject to options granted under this Plan shall be 120,000. If at any Annual Meeting date, less than 5,000 shares is available from the shares covered by this Plan for each eligible director, the option automatically granted on the date of such Annual Meeting to each director shall be an option to purchase the number of shares equal to each director's pro rata share of the shares available under the Plan. If an option expires or is terminated or canceled unexercised as to any shares, such released shares may again be optioned.

              (b) Nothing contained in the Plan or in any option granted pursuant thereto shall confer upon any director any right to continue servicing as a director of the Company or interfere in any way with any right of the Board of Directors or stockholders of the Company to remove such director pursuant to the certificate of incorporation or bylaws of the Company or applicable law.

     4. OPTION PRICE. The option price shall be the fair market value of the shares of Common Stock subject to the option on the date of the grant of such option. For purposes of this Paragraph, "fair market value" shall be the closing sales price of the Common Stock reported on the NASDAQ National Market System (or on the principal national stock exchange on which it is listed or quotation service on which it is listed) (as reported in The Wall Street Journal, Midwest Edition) on the date the option is granted (or, if the date of grant is not a trading date, on the first trading date immediately preceding the date of grant). In the event that the Common Stock is not listed or quoted on the NASDAQ National Market System or any other national stock exchange, the fair market value of the shares of Common Stock for all purposes of this Plan shall be reasonably determined by the Board of Directors.

         5. DURATION OF OPTIONS, INCREMENTS AND EXTENSIONS.

              (a) Subject to the provisions of Paragraph 7, each option shall be for a term of ten years. Each option shall become exercisable with respect to 25% of the shares subject to the option 12 months after the date of its grant and with respect to an additional 25% at the end of each 12-month period thereafter during the succeeding three years. All or any part of the shares with respect to which the right to purchase has accrued may be purchased at the time of such accrual or at any time or times thereafter during the option period.

         6. EXERCISE OF OPTION.

              (a) An option may be exercised by giving written notice to the Company, attention of the Secretary, specifying the number of shares to be purchased, accompanied by the full purchase price for the shares to be purchased in cash or by check, except that the Board of Directors may permit the purchase price for the shares to be paid, all or in part, by the delivery to the Company of other shares of common stock of the Company in such circumstances and manner as it may specify. For this purpose, the per share value of the Company's common stock shall be the fair market value at the close of business on the date preceding the date of exercise.

              (b) At the time of exercise of any option, the Board of Directors may, if it shall determine it necessary or desirable for any reason, require the optionee (or his heirs, legatees, or legal representative, as the case may be) as a condition upon the exercise, to deliver to the Company a written representation of present intention to purchase the shares for his own account for investment and an agreement not to distribute or sell such shares in violation of the registration provisions of applicable securities laws. If such representation and agreement are required to be delivered, an appropriate legend may be placed upon each certificate delivered to the optionee upon his exercise of part or all of the option and a stop transfer order may be placed with the transfer agent.

              (c) Each option shall also be subject to the requirement that, if at any time the Board of Directors determines, in its discretion, that the listing, registration or qualification of the shares subject to the option upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the issue or purchase of shares thereunder, the option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board of Directors.

              (d) If the Board of Directors shall determine it necessary or desirable for any reason, an option shall provide that it is contemplated that the shares acquired through the exercise of the option will not be registered under applicable federal and state securities laws and that such shares cannot be resold unless they are registered under such laws or unless an exemption from registration is available, and the certificate for any such shares issued upon the exercise of the option shall bear a legend making appropriate reference to such provisions.

         7. TERMINATION OF EMPLOYMENT; EXERCISE THEREAFTER.

              (a) If the tenure as a director of any optionee with the Company is terminated for any reason other than death, permanent disability, retirement or cause, such optionee's option, to the extent the option is exercisable at the date of termination, shall expire thirty days after the termination of directorship (or upon the scheduled termination of the option, if earlier), and all rights to purchase shares pursuant thereto shall terminate at such time. Temporary absence from acting as a director because of illness, vacation, approved leave of absence shall not be considered to terminate or interrupt continuous service as a director.

              (b) In the event of termination of directorship because of death or permanent disability (within the meaning of Section 22(e)(3) of the Code), the option may be exercised in full, unless otherwise provided at the time of grant, without regard to any installments established under Paragraph 5 hereof, by the optionee or, if he is not living, by his heirs, legatees, or legal representative, as the case may be, during its specified term prior to one year after the date of death or permanent disability. In the event of termination of directorship because of retirement, the option may be exercised by the optionee (or, if he dies within three months after such termination, by his heirs, legatees, or legal representative, as the case may be), at any time during its specified term prior to three months after the date of such termination, but only to the extent the option was exercisable at the date of such termination.

              (c) If an optionee is removed for cause, his option shall expire forthwith and all rights to purchase shares under it shall terminate immediately. For this purpose, "removal for cause" means a removal on account of dishonesty, disloyalty or insubordination.

         8. NON-TRANSFERABILITY OF OPTIONS. No option shall be transferable by the optionee otherwise than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order, and each option shall be exercisable during any optionee's lifetime only by him.

         9. ADJUSTMENT.

              (a) In the event that the Company's outstanding common stock is changed by any stock dividend, stock split or combination of shares, the number of shares subject to this Plan and to options under this Plan shall be proportionately adjusted.

              (b) In case of any capital reorganization, or of any reclassification of the common stock or in case of the consolidation of the Company with or the merger of the Company with or into any other corporation (other than a consolidation or merger in which the Company is the continuing corporation and which does not result in any reclassification of outstanding shares of common stock) or of the sale of the properties and assets of the Company as, or substantially as, an entirety to any other corporation, the Company, or the corporation resulting from such consolidation or surviving such merger or to which such sale shall be made, as the case may be, shall determine that upon exercise of options granted under the Plan after such capital reorganization, reclassification, consolidation, merger or sale there shall be issuable upon exercise of an option a kind and amount of shares of stock or other securities or property (which may, as an example, be a fixed amount of cash equal to the consideration paid to stockholders of the Company for shares transferred or sold by them) which the holders of the common stock (immediately prior to the time of such capital reorganization, reclassification, consolidation, merger or sale) are entitled to receive in such transaction as in the judgment of the Board of Directors is required to compensate equitably for the effect of such event upon the exercise rights of the optionees. The above provisions of this Paragraph shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers and sales.

              (c) In the event of any such adjustment the purchase price per share shall be proportionately adjusted.

     10. AMENDMENT OF THE PLAN. The Board of Directors may amend or discontinue the Plan at any time, provided, however, that the Plan may not be amended more than once every six months except to comport with changes in the Code, the Employee Retirement Income Security Act, or the rules and regulations under each, and provided further, that no such amendment or discontinuance shall (a) without the consent of the optionee change or impair any option previously granted, or (b) without the approval of the holders of a majority of the shares of Common Stock which vote in person or by proxy at a duly held stockholders' meeting, (i) increase the maximum number of shares which may be purchased by all eligible directors pursuant to the Plan, (ii) change the purchase price of any option, or (iii) change the option period or increase the time limitations on the grant of options.

         11. EFFECTIVE DATE. The Plan has been adopted and authorized by the Board of Directors for submission to the stockholders of the Company at its Annual Meeting of Stockholders in 1996. If the Plan is approved by the affirmative vote of the holders of a majority of the outstanding voting stock of the Company at a duly held stockholders' meeting, it shall be deemed to have become effective on the date of such Annual Meeting.

--------------------------------------------------------------------------------
PROXY                                                                      PROXY
                          MANAGED CARE SOLUTIONS, INC.

                        ANNUAL MEETING, DECEMBER 6, 1996

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        Richard C. Jelinek, with full power of substitution, is hereby authorized to vote all shares of Common Stock of Managed Care Solutions, Inc. which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of Managed Care Solutions, Inc. to be held on December 6, 1996, and at any adjournment thereof, as indicated herein.

        The shares represented by this proxy will be voted as directed herein, but if no direction is given, the shares will be voted FOR all nominees listed in Item 1, FOR the proposal set forth in Item 2 to approve the 1996 Stock Option Plan as amended, FOR the proposal set forth in Item 3 to approve the 1996 Non-Employee Director Stock Option Plan and FOR the proposal set forth in
Item 4 to approve the Employee Stock Purchase Plan.

        PLEASE MARK THIS PROXY AND SIGN AND DATE IT ON THE REVERSE SIDE
                    AND RETURN IT IN THE ENCLOSED ENVELOPE.

                 (Continued and to be signed on reverse side.)

--------------------------------------------------------------------------------

3096--MANAGED CARE SOLUTIONS, INC.

--------------------------------------------------------------------------------

                          MANAGED CARE SOLUTIONS, INC.

   PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. /X/

[                                                                              ]

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE LISTED PROPOSALS.

1.  ELECTION OF DIRECTORS--
                                                                  FOR               FOR ALL
    Nominees: Richard C. Jelinek, William G. Brown, Risa          ALL    WITHHOLD   EXCEPT
    Lavizzo-Mourey, Walter J. McNerney, Henry M. Kaldenbaugh,
    M.D., John L. Lingenfelter, M.D., James A. Burns              / /       / /       / /

    _________________________________________________________
    (Except Nominee(s) Written Above)                             FOR     AGAINST    ABSTAIN

2.  Approval of the 1996 Stock Option Plan, as amended            / /        / /       / /

                                                                  FOR     AGAINST    ABSTAIN
3.  Approval of the 1996 Non-Employee Director Stock
    Option Plan                                                   / /        / /      / /

                                                                  FOR      AGAINST   ABSTAIN
4.  Approval of the Employee Stock Purchase Plan
                                                                  / /       / /       / /

5. In their discretion, on such other business as may properly come before the meeting

                                           Dated: ________________________, 1996


Signature(s) ___________________________________________________________________


________________________________________________________________________________
Please sign exactly as your name (or names) appears herein. Executors, administrators, trustees and other signing in a representative capacity should indicate the capacity in which they sign. Where there is more than one owner, each should sign.

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3096--MANAGED CARE SOLUTIONS